Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268663 on Form F-3 of our report dated April 3, 2023, relating to the consolidated financial statements of Imperial Petroleum Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
April 3, 2023